Exhibit 99.1

ECHOSTAR REPORTS FOURTH QUARTER 2003 SUBSCRIBERS

Fourth quarter 2003 earnings call to be rescheduled

ENGLEWOOD, Colo., March 11, 2004 – EchoStar Communications Corporation (Nasdaq: DISH) reported today that its DISH Network™ satellite television service added approximately 340,000 net new subscribers during the fourth quarter of 2003. DISH Network had approximately 9.425 million subscribers as of Dec. 31, 2003, an increase of 1.245 million subscribers over Dec. 31, 2002.

EchoStar also announced today that it may seek a 15-day extension of the filing deadline for its Annual Report on Form 10-K for the year ended Dec. 31, 2003. During EchoStar’s previously announced 10 a.m. (MT) conference call and webcast today, management intends to discuss and respond to questions regarding the agreements announced yesterday between EchoStar and Viacom, EchoStar’s recent licensing, asset purchase and settlement agreements with Gemstar, and the accounting issue described below. Since EchoStar has not yet released its fourth quarter and full year 2003 financial results, EchoStar does not plan to discuss or respond to questions regarding its earnings or other financial results. The (800) 616-6729 call-in number remains unchanged and the conference call will be broadcast live from EchoStar’s website at www.echostar.com and www.dishnetwork.com. Analysts and the press are invited to participate in a question-and-answer session following introductory remarks by EchoStar executives.

The Securities and Exchange Commission (the “SEC”) has informed EchoStar of its conclusion that EchoStar over–accrued $17 million and $9 million for the replacement of smart cards during 2001 and 2002, respectively. Those cards, which provide security that only paying customers can receive programming delivered by EchoStar, become obsolete as a result of piracy. From 1996 through 2002, EchoStar gradually established a reserve to accrue for the estimated cost to replace those cards, which are included in satellite receivers that EchoStar sells and leases to consumers. The SEC concluded that EchoStar’s accrual to replace the smart cards in satellite receivers sold to and owned by consumers was appropriate. However, the SEC has determined that EchoStar should not have accrued a liability for smart cards in satellite receivers owned by EchoStar and leased to consumers.

EchoStar has postponed its earnings call and the filing of its Form 10-K while it completes discussions with the SEC, which also expressed the view this week that the reversal of the $17 million reserve established in 2001 would require EchoStar to restate its results for 2001. To our knowledge, the SEC has no other outstanding issues concerning EchoStar’s financial or other reporting. While other accounting resolutions are possible, since EchoStar’s 2001 financials were originally audited by Arthur Andersen LLP, if the SEC does not reconsider its current position with respect to the accrual, EchoStar will be required to have its 2001 financial statements re-audited by its current auditors. Reversal of the accrual would not affect previously reported free cash flow, but would increase earnings for those years, thus improving EchoStar’s previously reported pre-tax losses on a dollar for dollar basis. There can be no assurance that the results of any such re-audit would not result in other modifications to EchoStar’s 2001 financial results or results for other years as well. While there can be no assurance, EchoStar hopes that a re-audit could be completed and its Form 10-K filed by March 30 if the SEC does not reconsider.

EchoStar, its independent accountants, and the SEC are continuing to discuss this matter and expect to conclude these discussions in the next several days. EchoStar will issue a subsequent press release with the details of its fourth quarter 2003 earnings call when the new date for the earnings call has been determined.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

Except for historical information contained herein, the matters set forth in this press release are forward-looking statements. The forward-looking statements set forth above involve a number of risks and uncertainties that could cause actual results to differ materially from any such statement, including the risks and uncertainties discussed in EchoStar Communications Corporation’s Forms 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission. The forward-looking statements speak only as of the date made, and EchoStar Communications Corporation undertakes no obligation to update these forward-looking statements.

About EchoStar Communications

EchoStar Communications Corporation (NASDAQ: DISH) serves over 9 million satellite TV customers through its DISH Network™, and is a leading U.S. provider of advanced digital television services. DISH Network’s services include hundreds of video and audio channels, Interactive TV, HDTV, sports and international programming, together with professional installation and 24-hour customer service. DISH Network is the leader in the sale of digital video recorders (DVRs). Visit EchoStar’s DISH Network at <www.dishnetwork.com> or call 1-800-333-DISH (3474).

Investor Relations Contact: Jason Kiser, jason.kiser@echostar.com, 303/723-2210;

Press Contact: Steve Caulk, steve.caulk@echostar.com, 303/723-2010.

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